UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (date of earliest event reported): November 17, 2025

International Land Alliance, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-56111	46-3752361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 10th Avenue, Suite 1000

San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(877) 661-4811

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	ILAL	OTC:QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

International Land Alliance, Inc., a Wyoming corporation (the “Company”) is filing this Form 8-K/A as an amendment (the “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2025 (the “Original Report”), to amend the terms of a Securities Purchase Agreement (“SPA”), cancel a previously issued Common Stock Purchase Warrant ab initio (the “Original Warrant”), both disclosed and defined therein, and issue a new Common Stock Purchase Warrant (“New Warrant”). The amended SPA and the New Warrant are filed as Exhibits 10.1 and 10.2 hereto, and supersede and replace in their respective entirety Exhibits 10.1 and 10.3 to the Original Report, respectively. The amended SPA and the cancellation of the Original Warrant are made effective as of November 17, 2025, the original date of same.

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2026, the Company entered into the following agreements with Mast Hill Fund L.P. (“Mast Hill”):

a.	Amendment #1 to the Securities Purchase Agreement (attached hereto as Exhibit 10.1) made effective as of November 17, 2025, pursuant to which the parties agreed to the following:

i.	Cancel and extinguish the Original Warrant in the entirety as of November 17, 2025, such that the Original Warrant is void ab initio.

ii.	Paragraph C on the first page of the SPA shall be replaced in the entirety with the following:

“C. In connection with the closing of each Tranche (as defined in the Note) (each a “Tranche”), the Company shall issue to the Buyer, on or before the Funding Date (as defined in the Note) (each a “Funding Date”) of each Tranche, a common stock purchase warrant to purchase a number of shares of Common Stock determined by the following formula: 100% of the principal amount of such Tranche divided by $0.6695 (the “Initial Exercise Price”, which is subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock) (collectively, the “Warrants”). Each of the Warrants shall initially be exercisable at an exercise price equal to the Initial Exercise Price.”

iii.	The Company shall issue the New Warrant.

b.	The New Warrant issued January 29, 2026, pursuant to which Mast Hill may purchase 5,337,316 shares of Company common stock for a term of 10 years from issuance, and exercisable by cash or cashless option, at an initial exercise price equal to $0.6695 per share, subject to certain anti-dilution rights more fully describe therein.

The foregoing description is a summary and is qualified in its entirety by reference to the documents attached hereto, which documents are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K/A is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K/A were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Amendment #1 to the Securities Purchase Agreement
10.2	Common Stock Purchase Warrant (New Warrant)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LAND ALLIANCE, INC.

By:	/s/ Frank Ingrande
Frank Ingrande
Chief Executive Officer

Date:	January 30, 2026